UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-A
FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12(g) OF THE
SECURITIES EXCHANGE ACT OF 1934

Greenway Medical Technologies, Inc.
(Exact name of registrant as specified in its charter)

Delaware	58-2412516
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

121 Greenway Boulevard
Carrollton, GA	30117
(Address of principal executive offices)	(Zip Code)

 Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered

Common Stock, par value $0.0001 per share	New York Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☑

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is pursuant to General Instruction A.(d), check the following box. 

Securities Act registration statement file number to which this form relates: 333-175619

Securities to be registered pursuant to Section 12(g) of the Act: None
(Title of Class)

Item 1.	Description of Registrant’s Securities to be Registered

Greenway Medical Technologies, Inc. (the “Registrant”) hereby incorporates by reference herein the description of its common stock, par value $0.0001 per share (the “Common Stock”), to be registered hereunder included under the heading “Description of Capital Stock” contained in the Registrant’s prospectus forming part of its Registration Statement on Form S-1 (File No. 333-175619), as amended (the “Registration Statement”), initially filed with the Securities and Exchange Commission (the “Commission”) on July 15, 2011, pursuant to the Securities Act of 1933, as amended (the “Securities Act”). The description of the Common Stock included in any form of prospectus subsequently filed by the Registrant with the Commission pursuant to Rule 424(b) under the Securities Act shall be deemed to be incorporated by reference herein.

Item 2.	Exhibits

    No exhibits are required to be filed because no other securities of the Registrant are registered on the New York Stock Exchange, and the securities registered hereby are not being registered pursuant to Section 12(g) of the Exchange Act

SIGNATURE

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: January 30, 2012	Greenway Medical Technologies, Inc.
	By:	/s/ William Esslinger
Vice President, General Counsel and Secretary